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                                   EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY



                                                 STATE OR JURISDICTION
  NAME                                               OF INCORPORATION
--------                                       -------------------------

Central Illinois Bank                                  Illinois

C.I.B. Data Processing Services, Inc.                  Illinois

Marine Trust and Investment Company                    Illinois

Mortgage Services, Inc.                                Illinois

Hillside Investors, Ltd.                               Illinois

CIB Bank                                               Illinois

First Ozaukee Capital Corp.                            Wisconsin

Marine Bank and Savings                                Wisconsin

CIB Bank                                                Indiana




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